UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 Town Center Drive, Suite 600, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 430-6400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2004, Resources Connection, Inc. (the “Company”) sent a letter to the Nasdaq Stock Market, Inc. (“Nasdaq”) informing it that one of its members of the Board of Directors and Chairman of the Audit Committee, C. Stephen Mansfield, died on August 23, 2004. In the letter, the Company acknowledged that Mr. Mansfield’s death meant the Company was not compliant with Nasdaq Marketplace Rule 4350-1, which requires the Audit Committee to be comprised of at least three members.

On August 30, 2004, the Nasdaq sent a letter to the Company confirming that the Company was not in compliance with Nasdaq Marketplace Rule 4350-1. In the letter, Nasdaq informed the Company that Nasdaq Marketplace Rule 4350(d)(4) provides for a cure period until the Company’s next annual shareholders’ meeting but no later than October 31, 2004, in order to regain compliance.

The Company intends to regain compliance with Nasdaq Marketplace Rule 4350-1 by its Annual Meeting of Stockholders on October 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: September 1, 2004
	By:	/s/ Donald B. Murray
Donald B. Murray
Chief Executive Officer